                                                              EXHIBIT 10.10(iii)

        [INDICATED PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED AND FILED
       SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
                     A REQUEST FOR CONFIDENTIAL TREATMENT]


                                    AGREEMENT

made and entered into by and between :

                    BMW (SOUTH AFRICA) (PROPRIETARY) LIMITED
                         Registration Number 60/00196/07
                 (herein represented by.......................
                  in his capacity as..........................)
                       (hereinafter referred to as "BMW")

and

                          NAVIGATION TECHNOLOGIES B.V.
                 Registration Number ...........................
                  (herein represented by......................
               in his capacity as...............................)
                     (hereinafter referred to as "NAVTECH")

WHEREAS BMW wishes to introduce the BMW navigation system into the South African market;

AND WHEREAS NAVTECH is a producer and supplier of navigable databases and possesses systems and expertise to create navigable databases for use in vehicle navigation systems;

AND WHEREAS BMW desires to obtain a Navigable Database for South Africa for use in the BMW navigation system in South Africa and has requested NAVTECH to create an initial Database.;

AND WHEREAS BMW is prepared to take the commercial risk to the sum of the amounts contemplated herein for development of the Database, where such an investment by BMW, among other things, would make NAVTECH agreeable to create a Database with commercial value which, through its intended licensing to third parties, would benefit BMW through the recovery of BMW's investment and would benefit NAVTECH by potentially creating a viable business for licensing the Database in South Africa;

AND WHEREAS NAVTECH is prepared to divert resources from other projects and thereby forego other known revenue opportunities, as well as apply its expertise, know how, trade secrets and other valuable intellectual property to create and maintain such a Navigable Database;



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                                      -2-


NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.   INTERPRETATION

     1.1 The headings to the clauses of this agreement are for reference purposes only and shall not aid in the interpretation of the clauses to which they relate.

     1.2 Unless a contrary intention clearly appears, words importing any one gender shall include the other gender, the singular shall include the plural and vice versa.

     1.3  DEFINITIONS:

          1.3.1    "BMW navigation           means an integrated hardware
                   system":                  component available on BMW Group
                                             vehicles capable of assisting the
                                             owner thereof in an interactive
                                             fashion to navigate from a point of
                                             departure to a desired destination
                                             using inter alia Products.

          1.3.2    "Navigable Database":     means a cartographic database
                   or "Database"             according to the Specification of
                                             Annexure "A", which contains
                                             sufficiently accurate and complete
                                             information to enable inter alia
                                             the BMW navigation system to
                                             function within South Africa.

          1.3.3    "GDF":                    means Geographical Data Format, a
                                             specific data exchange /
                                             interchange format and transfer
                                             file specification for digital
                                             roadway and topological map
                                             databases known in the navigable
                                             database industry.

          1.3.4    "CDF":                    means CARIN Data Format, a database
                                             format which enables Databases to
                                             be read by the BMW navigation
                                             system installed in BMW Group
                                             vehicles.

          1.3.5    "Development              means, in relation to a Database,
                   Schedule":                the development schedule for such
                                             Database as determined in
                                             accordance with the provisions of

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                                      -3-

                                             clauses 3.1.1, 3.2.1 and 3.3.1.

          1.3.6    "Specification":          means the specifications in respect
                                             of the Database as detailed in
                                             Annexure "A".

          1.3.7    "Acceptance Testing"      means the procedure as contemplated
                                             in Annexure "C" in respect of
                                             testing a Database Master for
                                             compliance with the Specification.

          1.3.8    "Database Master":        means a compiled version of a
                                             Database in the CDF format.

          1.3.9    "Approved Database"       means a Database Master approved by
                                             BMW as contemplated in clause 3.4.

          1.3.10   "Compiling":              means the process of changing the
                                             format in which data is
                                             represented.


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                                      -4-


          1.3.11   "DC Coverage":            [redacted]


          1.3.12   "POI"                     means a Point of Interest (a place
                                             of business, touristic or of other
                                             interest to a driver).

          1.3.13   "SPIL"                    means NAVTECH's Standard POI
                                             Inclusion List, a list of
                                             approximately 40 POI categories
                                             that are included within the
                                             specification for DC Coverage and
                                             within NAVTECH's global DC coverage
                                             specifications.

          1.3.14   "Product/s"               mean a copy or copies of an
                                             Approved Database stored on CD-ROM,
                                             or any other media as reasonably
                                             specified by BMW from time to time,
                                             for use with a BMW navigation
                                             system.

          1.3.15   "End-User"                means an owner of a BMW
                                             Group vehicle who receives or uses
                                             Products for personal use in a

                                             BMW navigation system with no right
                                             to sublicense the Products.

          1.3.16   "FOB"                     means "Free on Board" as defined by
                                             INCOTERM, 1990.

          1.3.17   "Third party navigation
                   system vendor"            means an automobile company or
                                             vendor other than BMW that supplies
                                             in-vehicle navigation systems in
                                             South Africa.

          1.3.18   "Maximum Amount"          means [redacted]


2.   COMMENCEMENT DATE AND DURATION

     2.1 Notwithstanding the date of signature, this agreement shall commence on the 1st day of June, 1999, and shall remain of force and in effect up to and including the date of termination in accordance with the provisions hereof.

     2.2 The termination of this contract shall terminate or cancel all incomplete assignments or tasks in terms of it, unless the parties agree in writing to the contrary at the time of the termination.

     2.3

          2.3.1 It is a condition precedent of this agreement coming into force and effect that NAVTECH concludes written agreements, the content of which shall be approved by BMW prior to signature of same and a final signed copy or copies of which shall be supplied to BMW for record purposes, with the undermentioned party:

                   2.3.1.1    [redacted]

                   2.3.1.2 In the event that the agreement identified in clause 2.3.1.1 above is not concluded within 30 days from the date of signature hereof this agreement shall automatically terminate, shall be of no further force and effect and neither party shall have any obligation to the other party arising out of this agreement, save and except for the obligations which survive termination of the agreement.

          2.3.2    [redacted]

3.   NATURE AND SCOPE OF AGREEMENT

     3.1  PHASE 1 DATABASE:

          3.1.1 NAVTECH shall develop the Phase 1 Database in accordance with the Specification as defined in 1.3.6 above, and the Development Schedule for Phase 1 as detailed in Annexure "B" hereto.

          3.1.2 NAVTECH shall supply to BMW three Database Masters of the Phase 1 Database, contained on one or more CD-ROMs, upon completion of development of same; the Database Masters supplied shall be in the CDF format.

          3.1.3 It is recorded that [redacted] at BMW AG in Munich, Germany shall act as BMW's representative and that all Database Masters shall be supplied to his attention, or to such other representative as may be identified by BMW in writing from time to time.

          3.1.4 The Phase 1 Database shall be tested, corrected and approved in accordance with the procedure contemplated in clause 3.4 below.

          3.1.5 Payment in respect of the development of Phase 1 Database shall be made by BMW to NAVTECH on the basis recorded in Annexure "B" hereto.

     3.2  PHASE 2 DATABASE:

          3.2.1 NAVTECH shall develop the Phase 2 Database in accordance with the Specification as defined in 1.3.6 above, and the Development Schedule for Phase 2 as detailed in Annexure "B" hereto.

          3.2.2 NAVTECH shall supply to BMW three Database Masters of the Phase 2 Database, contained on one or more CD-ROMs, upon completion of development of same; the Database Masters supplied shall be in the CDF format.

          3.2.3 Database Masters shall be supplied to BMW's nominated representative as recorded in clause 3.1.3 above.

          3.2.4 The Phase 2 Database shall be tested, corrected and approved in accordance with the procedure contemplated in clause 3.4 below.

          3.2.5 Payment in respect of the development of Phase 2 Database shall be made by BMW to NAVTECH on the basis recorded in Annexure "B" hereto.

     3.3  PHASE 3 DATABASE:

          3.3.1 NAVTECH shall develop the Phase 3 Database in accordance with the Specification as defined in 1.3.6 above, and the Development Schedule for Phase 3 as detailed in Annexure "B" hereto.

          3.3.2 NAVTECH shall supply to BMW three Database Masters of the Phase 3 Database, contained on one or more CD-ROMs, upon completion of development of same; the Database Masters supplied shall be in the CDF format.

          3.3.3 Database Masters shall be supplied to BMW's nominated representative as recorded in clause 3.1.3 above.

          3.3.4 The Phase 3 Database shall be tested, corrected and approved in accordance with the procedure contemplated in clause 3.4 below.

          3.3.5 Payment in respect of the development of Phase 3 Database shall be made by BMW to NAVTECH on the basis recorded in Annexure "B" hereto.

     3.4  TESTING, CORRECTION AND APPROVAL OF DATABASES:

          3.4.1 BMW shall have a period of 30 days from the date upon which NAVTECH supplies the copy of the Database Master on CD-ROM in the CDF format within which to test the Database in accordance with the Acceptance Testing procedure contemplated in Annexure "C" hereto ("the testing period") in order to determine whether same meets the Specification.

          3.4.2 By no later than the day immediately following the expiration of the testing period BMW shall notify NAVTECH, in writing, as to whether the Database Master is approved or, alternatively, that the said Database Master fails to pass the Acceptance Testing. In the latter circumstances BMW shall document the detailed reasons why the Database does not pass the Acceptance Testing and notify NAVTECH accordingly. Should BMW fail to notify NAVTECH as contemplated herein BMW shall be deemed to have approved the Database Master.

          3.4.3 In the event of the Database Master failing to pass the Acceptance Testing NAVTECH shall be afforded a period [redacted] from its receipt of the detailed notice contemplated in clause 3.4.2 within which to correct the defects identified by BMW and to supply a corrected Database to VDO for compilation. Alternatively, NAVTECH shall demonstrate to BMW, within the above [redacted] period, a corrective programme to overcome the defects within a period approved by BMW, which approval shall not be unreasonably withheld.

          3.4.4 Upon receipt of the corrected Database Master BMW shall have a further period of 30 days within which to repeat the Acceptance Testing contemplated in Annexure "C". Thereafter, and by no later than the day following the expiration of the further testing period referred to herein BMW shall notify NAVTECH, in writing, as to whether the Database Master is approved or, alternatively that the Database fails to pass the Acceptance Testing. In the latter circumstances BMW shall document the detailed reasons why the Database Master does not pass the Acceptance Testing and notify NAVTECH accordingly, and the provisions of 3.4.3 and this clause
                   3.4.4 shall apply, until the Database Master is approved. Should BMW fail to notify NAVTECH as contemplated herein BMW shall be deemed to have approved the Database Master. [redacted]

          3.4.5 Notwithstanding the foregoing of this Clause 3.4, a Database Master shall not be deemed to have failed the Acceptance Testing where a failure to meet the test set forth in Annexure "C" is due to (i) software, information or items other than the Database Master, including without limitation, hardware and software of the BMW navigation system (including route calculation and route guidance software), or (ii) [redacted]

     3.5  DATABASE UPDATING:

          3.5.1 Following BMW's approval of the Phase 3 Database, NAVTECH shall at BMW's request update the Database at a frequency of [redacted]

                   [redacted] shall commence immediately after the completion of Phase 3 as set forth in Annexure "B", subject to:

                   3.5.1.1 BMW effecting payment of the Update Fees as determined under clause 3.5.2 prior to NAVTECH's commencing development of the updated Database; and

                   3.5.1.2    [redacted]

                   3.5.1.3 NAVTECH's right to terminate this obligation on [redacted] written notice to BMW as provided for in clause 11.2 below.

          3.5.2    [redacted]

          3.5.3 BMW shall be entitled to test and approve each updated Database in accordance with the Acceptance Testing procedure contemplated in clause 3.4. In the event of BMW failing to conduct such tests in respect of an update, BMW shall be precluded from rejecting the update.

     3.6  SUPPLYING PRODUCTS:

          3.6.1 NAVTECH shall supply Products to BMW in accordance with this clause 3.6.

          3.6.2
                   3.6.2.1 At any time following completion of Phase 1 and during the term of this Agreement, BMW may order Products from NAVTECH by issuing purchase orders to NAVTECH as contemplated in clause 3.9.4.

                   3.6.2.2    PRODUCT FEES

                              3.6.2.2.1 Except as contemplated in clause 3.6.4
                                        below, BMW shall pay NAVTECH [redacted].

                              3.6.2.2.2 [redacted]

                              3.6.2.2.3 [redacted]

                   3.6.2.3 Except as contemplated in clause 3.6.4.1 below, each order by BMW as contemplated in 3.6.2.1 above shall be for a minimum of [redacted].

                   3.6.2.4 Subject to BMW's compliance with its obligations under clause 3.6.3.2 below, NAVTECH shall ship Products ordered by BMW as contemplated in 3.6.2.1 FOB NAVTECH's shipping point within thirty (30) days after receipt of a purchase order. BMW shall pay NAVTECH's freight, customs and other shipment charges related only to the shipment of Products to BMW.

                   3.6.2.5 NAVTECH shall invoice BMW on shipment of Products in the form of a detailed invoice which shall include, without limitation, a description of the amount payable by BMW including and excluding tax (tax invoice), supported by relevant documentation. BMW shall effect payment to NAVTECH within 30 days of receipt of the invoice aforementioned.

                   3.6.2.6 Except where requested by BMW in writing, Products supplied pursuant to BMW's purchase orders shall contain the most recently Approved Database as at the time of placing a purchase order.

                   3.6.2.7    [redacted]

                              3.6.2.7.1  [redacted]

                              3.6.2.7.2  [redacted]

                              3.6.2.7.3  [redacted]

           3.6.3

                   3.6.3.1 BMW reserves the right to approve the packaging and user documentation for Products, including any and all copyright notices, warnings, disclaimers and other information as may be included on the Products and on any packaging. Without limitation, BMW shall have the right to require the BMW trade name and trade mark to be displayed on Products, packaging and user documentation.

                   3.6.3.2 BMW shall, in advance of any order for Products as contemplated in clause 3.6.2 above, provide NAVTECH with any and all artwork, film, information and other items which BMW requires NAVTECH to include on the Products and the packaging and user documentation.

                   3.6.3.3 It is expressly agreed by the parties that all packaging and user documentation for Products, including any and all copyright notices, warnings, disclaimers and other information as may be included on the Products and on any packaging, shall be the same as such packaging and user documentation agreed to between NAVTECH and BMW AG from time to time for products supplied by NAVTECH to BMW AG for BMW Navigation Systems in Europe, save for any specific information relating to the Product version and/or coverage area of the data contained on such Products. It is expressly recorded that BMW acknowledges its obligation to display a NAVTECH copyright notice on Products and packaging; the display of such copyright notice shall comply with BMW's Trade Mark and Corporate Identity requirements.

          3.6.4 NAVTECH shall supply [redacted] to BMW as contemplated below for a fee of [redacted].

                   The [redacted] shall be made up of the following:

                   3.6.4.1 [redacted] Products containing the Approved Database of Phase 1 supplied on completion of Phase 1;

                   3.6.4.2 [redacted] Products containing the Approved Database of Phase 2 supplied on completion of Phase 2; and

                   3.6.4.3 [redacted] Products containing the Approved Database of Phase 3 supplied on completion of Phase 3.

     3.7  CREATING, COMPILING AND SUPPLYING DATABASES AND PRODUCTS:

          3.7.1    [redacted]

                   3.7.1.1    [redacted]

                   3.7.1.2    [redacted]

                   3.7.1.3    [redacted]

          3.7.2    [redacted]

     3.8  NAVTECH PROJECT MANAGER:

          NAVTECH shall identify and appoint a Project Manager and ensure the availability and involvement of such Project Manager in NAVTECH's performance of its obligations under this Agreement.

     3.9  PAYMENT AND ORDERING OBLIGATIONS

          3.9.1 All payments made by BMW to NAVTECH under this agreement shall be made by means of good funds or telegraphic transfer of funds in U.S. Dollars to the following bank account:

                   [redacted]

          3.9.2 BMW shall be responsible for, and this agreement shall be contingent upon, BMW obtaining all necessary exchange control and other requisite approvals to pay NAVTECH by way of funds transferred from South Africa, as contemplated in clause 3.9.1.

          3.9.3 BMW shall be responsible for and shall pay any and all fees, currency conversion costs, withholdings, taxes, and other costs or charges on such payments and transfers to NAVTECH, exclusive of any income taxes calculated on NAVTECH'S net income.

          3.9.4 All orders and payments under this agreement shall be governed by the provisions of the agreements concluded between BMW AG and NAVTECH, as amended from time to time, relating to inter alia Purchasing Terms and Conditions for Production Material and Automobile Components.

4.   INTELLECTUAL PROPERTY RIGHTS, RIGHTS TO THE DATABASE AND PRODUCTS

     All intellectual property rights, including copyrights, database rights, patent rights and any other similar rights in any works, including but not limited to Databases and Products, created as a result of or pursuant to this agreement or otherwise, shall and hereby do vest in and belong to NAVTECH.

5.   BMW'S USE OF THE DATABASE AND PRODUCTS

     5.1 In consideration for the monies being paid by BMW to NAVTECH pursuant to this agreement NAVTECH hereby grants BMW a non-exclusive, non-transferable, non-sublicensable license for the term of this agreement to use the Database Masters created and supplied by NAVTECH in Phases 1-3 for testing as contemplated in clause 3.4 and to test and develop BMW navigation systems. BMW shall not reproduce, disclose, publish, sell, license, transfer, distribute or otherwise reveal the Database Masters or any portion thereof to any third party.

     5.2 In consideration for the monies being paid by BMW to NAVTECH pursuant to this agreement, and subject to BMW effecting payment to NAVTECH of the additional fees for Products ordered, as contemplated in clause 3.6.2.2, as the case may be, NAVTECH hereby grants BMW a non-exclusive, non-transferable, non-sublicensable license for the term of this agreement to distribute Products supplied to BMW either directly or indirectly through distributors and/or dealers to End-Users.

     5.3 Each Product distributed to an End-User as contemplated in clause 5.2 shall include End-User terms mutually agreed upon by the parties which, among other things, restrict the End-User's use of the Product to the BMW navigation system. BMW shall take all reasonable measures to ensure that the End-Users, prior to or at the moment of entering into an agreement for the license of the Products, and prior to any use thereof, are made aware of and have a reasonable opportunity to examine and accept such End-User terms. End-Users shall only be entitled to possess and/or use the Products if they accept the conditions of the End-User terms. BMW shall accept returns from End-Users who do not accept the End-User terms and refund all monies paid by said End-Users.

     5.4 Nothing stated herein shall be deemed to grant, transfer, assign or set over unto BMW any right, title, interest or ownership of the Database or Products, all of which are hereby expressly reserved by NAVTECH and/or its licensors and suppliers.

     5.5 BMW agrees not to disassemble, decompile or otherwise reverse engineer the Database or Products, subject to existing South African legislative requirements.

     5.6 BMW acknowledges that NAVTECH's present and future data suppliers may impose requirements and/or restrictions on NAVTECH and its licensees and End-Users relating to the display of copyright and other proprietary rights notices and legends, disclaimers of warranties, limitations of liability, and similar matters ("Data Supplier Requirements"). BMW shall comply with all Data Supplier Requirements imposed by a supplier, subject to BMW's Trade Mark and Corporate Identity requirements. [redacted].

     5.7  [redacted]

     5.8  THIRD PARTY LICENSING:

          5.8.1    [redacted]

                   5.8.1.1    [redacted]

                              [redacted]

                   5.8.1.2    [redacted]

          5.8.2

                   5.8.2.1    [redacted]

                   5.8.2.2    [redacted]

                   5.8.2.3    [redacted]

                   5.8.2.4 At BMW's reasonable request, NAVTECH shall make available to BMW, or any independent auditor appointed by BMW for such purpose, all information in NAVTECH's possession required to verify NAVTECH's compliance with the conditions set forth in this clause 5.8.

          5.8.3    [redacted]

          5.8.4    [redacted]

6.   TEST VEHICLES

     6.1 BMW shall supply [redacted] test vehicles to NAVTECH on a loan basis, prior to the commencement of Phase 1. [redacted].

     6.2

          6.2.1 The test vehicles may not be used, without the prior written approval of BMW, to test, display or demonstrate the Databases or any other aspect in the development of the Product, to any third party.

          6.2.2    NAVTECH shall:

                   6.2.2.1 comply with any and all reasonable instructions from BMW in relation to the test vehicles; and

                   6.2.2.2 complete and sign the documentation in relation to each of the test vehicles as set forth in Annexure "D".

          6.2.3 Only drivers approved in writing by BMW, which approval shall be provided for the NAVTECH Project Manager, may operate the test vehicles.

7.   WARRANTY

     7.1  [redacted]

     7.2 In addition to the provision of clause 7.1, all the terms and conditions contained in the Warranty Agreement entered into between NAVTECH and BMW AG on September 8, 1998, as applicable from time to time, shall apply to the Products supplied by NAVTECH to BMW pursuant to this agreement.

     7.3 Each party represents and warrants that its obligations as provided for under this agreement are not in conflict with any prior obligations to third parties.

     7.4 Any and all undertakings given by each party in terms of this agreement shall be deemed to have been given by and shall be binding upon its directors and employees whether they were directors or employees at the time of signature of this agreement or whether they subsequently became directors or employees.


8.   CONFIDENTIALITY AND NON-DISCLOSURE

     8.1 Each party acknowledges that in the performance of its obligations hereunder it may be necessary for such party (the "Disclosing Party") to disclose to the other party (the "Receiving Party") certain confidential information, trade secrets, technical data and other information relating to the Disclosing Party or its method of carrying on business. In this regard it is recorded that:

          8.1.1 Confidential information includes all information proprietary to the Disclosing Party, whether or not reduced to writing or tangible medium of expression.

          8.1.2 Confidential information, specifically but without limitation, includes information relating to the intellectual property and business practices of the Disclosing Party.

          8.1.3 Intellectual property includes information relating to research and development, inventions, discoveries, developments, improvements, methods and processes, know-how, drawings, blueprints, specifications, product briefs, algorithms, computer programmes and software, data and databases, compositions, works, concepts, designs, ideas, prototypes, models, samples, screens, moulds, lasts, dies, formulae, writings, notes, patents, copyrights, trade marks, trade names, trade secrets and patent, trade mark and copyright applications.

          8.1.4 Business practices includes information relating to intellectual property, business plans, financial information, products, services, manufacturing processes and methods, costs, sources of supply, advertising and marketing plans, customer lists, sales, profits, pricing methods, personnel, and business relationships, research, survey, information gathered, proposals made and/or improvements suggested in terms of this agreement or any other information developed or acquired pursuant to this agreement.

          8.1.5 Confidential information also includes comparable information that the Disclosing Party may receive or has received from others who do business with the Disclosing Party and for which the Disclosing Party has an obligation of confidentiality.

     8.2 The Receiving Party hereby undertakes to protect confidential information of the Disclosing Party, and not to use, disclose, copy, divulge or allow access to any such confidential information.

     8.3 The Receiving Party acknowledges that this undertaking shall continue after the termination of this agreement and shall survive as long as the confidential nature of the information is maintained.

     8.4 Each party undertakes not to disclose to any third party any information concerning any project, assignment or task undertaken for the other party hereunder, and furthermore undertakes not to disclose to or use on behalf of the other party any confidential information belonging to a third party, unless written authorisation from the third party is obtained to the satisfaction of the other party. Each party, furthermore, undertakes not to disclose, use, publish, make available to a competitor of the other party or any other person whatsoever any details about the content of this agreement and any agreement concluded with [redacted] and/or any third party relating to this agreement.

     8.5 The present director of each party acknowledges by his signature hereto on behalf of such party that he is aware of the provisions of this clause 8 and undertakes to make the provisions of this clause known to all other directors and employees, or subsequent directors and employees of the company.

     8.6 The Receiving Party shall not be obligated under this clause 8 with respect to information that the Receiving Party can document:

          8.6.1 is or has become readily publicly available without restriction through no fault of the Receiving Party or its employees or agents; or

          8.6.2 is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

          8.6.3 was rightfully in the possession of the Receiving Party without restriction prior to its disclosure by the Disclosing Party; or

          8.6.4 was independently developed by employees or consultants of the Receiving Party without access to such confidential information; or

          8.6.5 is required to be disclosed by law or by a lawful requirement of any government or governmental body, authority or agency having authority over the Receiving Party, or if such disclosure is required in connection with legal proceedings relating to this agreement; provided, however, that in each such event the Receiving Party shall give the Disclosing Party prior written notice of any proposed disclosure to enable the Receiving and/or Disclosing Party to seek a protective order or other remedy to prevent the disclosure.

9.   TRADE NAME AND MARK

     9.1 Each party acknowledges that the trade name and the trade marks of the other party used in connection with Products shall at all times be and remain the sole and exclusive property of such other party.

     9.2 Neither party shall use any such trade mark or trade name of the other party without the express prior written consent of the other party.

     9.3 Each party undertakes that it shall not do any act or thing which might or would give cause to invalidate or expunge any registration of title to such trade name and/or trade marks of the other party.

     9.4 Each party hereby acknowledges that nothing contained in this agreement shall afford the other party any rights in or to any such trade marks, names, initials, designs, copyrights or patents of the other party (or its affiliates).

     9.5 NAVTECH shall not use any BMW trade mark or trade name without the express prior written consent of BMW. Where such consent is provided, NAVTECH shall only use such trade mark or trade name in accordance with instructions issued by BMW or BMW AG from time to time.

     9.6 Each party reserves to itself the right to withdraw any written consent furnished by it for the use of its trade name and trade marks as provided for in this agreement.

10.  CESSION

     Neither party shall be entitled to sell, delegate, cede, assign or in any other way alienate or dispose (collectively "Assign") of the whole or any part of its rights or obligations created in terms of this agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the aforementioned, NAVTECH may without BMW's consent Assign this agreement where NAVTECH's stock, assets or business is sold [redacted].

11.  TERMINATION

     11.1 Notwithstanding the provisions of clause 2.1 above, and without prejudice to any rights or other remedies which may be available, either party shall have the right at any time by giving written notice to the other party to terminate the agreement forthwith in any of the following events:

          11.1.1 If the other party commits a breach of any of the terms of this agreement, including, without limitation, a purported Assignment in contravention of clause 10, and fails to remedy such breach within 30 days of receipt of written notice calling upon it to do so, and provided that the non-breaching party shall not be obliged to give notice as provided for herein in the event of a material breach of clause 8 above; and

          11.1.2. If the other party should be placed in liquidation, or attempt to compound with its creditors, or take or suffer any similar action in consequence of debt;

          11.1.3 If for any cause (other than force majeure as contemplated in clause 14.5) the other party is prevented from performing its duties hereunder for a period of 90 days; or

     11.2 Upon completion of Phase 3, NAVTECH shall be entitled to terminate this agreement upon [redacted] written notice of termination to BMW. It is expressly recorded that, notwithstanding any other provision of this agreement to the contrary, BMW shall not be entitled to receive or license the Database after the date of a termination under this clause 11.2.

     11.3 Immediately following termination or expiration of this agreement, BMW shall cease any and all use of and return the Database to NAVTECH, and each party shall within

          30 days of such termination or expiration return or destroy all confidential information provided to it by the other party under this agreement. The provisions aforesaid shall not apply to:

          11.3.1   Products already provided to End-Users; or

          11.3.2 Products already paid for by BMW as contemplated under this agreement.

     11.4 Notwithstanding any other provision to the contrary, in the event that, during the term of this agreement:

          11.4.1 NAVTECH ceases to trade as a consequence of insolvency or other dissolution, [redacted].

          11.4.2   [redacted]

     11.5 Notwithstanding anything to the contrary herein contained the parties agree that the provisions of clauses 4, 8, 11.3, 11.4 and 13 shall survive the termination or expiration of the agreement.

12.  DOMICILIUM AND NOTICES

     12.1 The parties to this agreement hereby choose domicilium citandi et executandi for all purposes of this agreement as follows:

          12.1.1       BMW at:       1 Bavaria Avenue
                                     Randjespark Ext 17
                                     MIDRAND
                                     (P O Box 2955, Pretoria 0001)
                                     (For Attention: Company Secretary)

          12.1.2       NAVTECH at:   De Waal 1
                                     5684 PH Best
                                     The Netherlands
                                     (for attention: Financial Director)

     12.2 All notices required to be given by either party to the other shall be deemed to have been validly given on the date upon which such notice is delivered to such party's domicilium citandi et executandi or 14 (fourteen) days after the date upon which such notice is posted to such party by prepaid registered post, addressed to such party at the addressee's domicilium citandi et executandi for the time being.

     12.3 No notice given by the one party to the other party shall be binding on either party unless in writing.

     12.4 The parties shall be entitled from time to time, by written notice to the other, to vary its domicilium to any other address which is not a post office box or poste restante.

13.  GOVERNING LAW AND JURISDICTION

     13.1 This agreement shall be governed by, construed, enforced and performed in accordance with the Laws of Germany.

     13.2 The parties hereto consent to the exclusive jurisdiction of Germany for any dispute or claim arising from this agreement. The parties hereto expressly agree that Munich, Germany shall be the exclusive place of venue and jurisdiction for any and all disputes arising from or in the context of this agreement.

14.  GENERAL

     14.1 No alteration, variation or suspension of any of the terms hereof or any consensual cancellation hereof shall be of any force or effect unless reduced to writing and signed by duly authorised representatives of the parties.

     14.2 No latitude, extension or other indulgence which may be given or allowed by either party ("the grantor") to the other in respect of any obligation hereunder shall under any circumstances operate as a waiver or novation of, or otherwise affect, any of the grantor's rights in terms hereof or arising herefrom, or preclude the grantor from enforcing at any time and without notice, strict and punctual compliance with each and every provision of term hereof.

     14.3 The parties hereto record that this agreement constitutes the entire agreement between them, and that there are no ancillary or collateral agreements between them, relating to the subject matter hereof. The parties further record that this agreement supersedes any prior agreement which may have been concluded between the parties hereto in respect of any matter dealt with herein.

     14.4 If any of the provisions of this agreement are invalid or unenforceable or become such, such provision shall, if practical, be devisable and the remainder of the agreement shall nevertheless be valid and binding.

     14.5

          14.5.1 If the performance of this contract is suspended due to force majeure that party shall give the other party written notice of the condition of force majeure within 3 (three) working days of the date on which the condition of force majeure takes effect, and shall do its utmost to reinstate the performance due in terms of this contract in the shortest possible time.

          14.5.2 The suspension of performance of this contract due to force majeure is restricted to a period of not longer than 24 weeks from the date of commencement of the condition of force majeure. If the period of 24 weeks has elapsed and, if the condition of force majeure persists, either party shall be entitled to cancel this contract with immediate effect and without prejudice to the other party's rights as contained in this agreement.

          14.5.3 For the purposes of this agreement, force majeure shall mean an Act of God, strike, lock-out or other interference with work, war declared or undeclared, blockade, disturbance, lightning, fire, earthquake, storm, flood, explosion, governmental or quasi-governmental restraint, expropriation, prohibition, intervention, direction or embargo or any other event, whether detailed herein or not, which is beyond the reasonable control of the party.

     14.6 Neither party shall disclose to any third party the existence of this agreement or its subject matter or content without the other party's prior written approval, except that either party may disclose to [redacted] the existence of this agreement and/or information pertaining thereto [redacted].

     14.7 The relationship of NAVTECH and BMW established by this agreement is that of independent contractors, and nothing contained in this Agreement will be construed so as to:

              14.7.1 give either party the power to direct and control the day-to-day activities of the other, and/or

              14.7.2 constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, and/or

              14.7.3 allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

     14.8 [redacted]

     14.9 Notwithstanding anything to the contrary herein contained it is expressly agreed between the parties that the provisions of this agreement shall be read together with the provisions of any agreements concluded between BMW AG and NAVTECH, as amended from time to time, relating to Purchasing Terms and Conditions for Production Material and Automobile Components, Warranty and/or Indemnity and BMW Acceptance Testing. To the extent that the provisions of the aforementioned agreements are in conflict with any of the provisions of the terms of this agreement it is recorded that the provisions of the agreements concluded between BMW AG and NAVTECH shall prevail.


THUS DONE and SIGNED at MIDRAND. on this .........24...... day of ....November
............. 1999.

                                                 /s/ Franz Heinrich Schafer
                                             -----------------------------------
                                             on behalf of BMW (SA) (PTY) LIMITED

                                                    Franz Heinrich Schafer
                                             -----------------------------------
                                             Name

                                                  Manager Corporate Planning
                                             -----------------------------------
                                             Title

THUS DONE and SIGNED at    Best, The Netherlands......... on this .........30th
....... day of .....November....... 1999.

                                                       /s/ Chris Peters
                                            ------------------------------------
                                            on behalf of NAVTECH

                                                        Chris Peters
                                            ------------------------------------
                                            Name

                                            VP-Finance & Administration, Europe
                                            ------------------------------------
                                            Title

ANNEXURE "A"

NAVTECH GEOGRAPHIC DATABASE SPECIFICATIONS

1.   COVERAGE

     [redacted]


     1.1  [redacted]

     1.2  [redacted]

     1.3  [redacted]

     1.4  [redacted]

          [redacted]

     1.5  [redacted]


2.   SOURCE

     [redacted]

ATTACHMENT TO ANNEXURE "A"

Database coverage areas shall contain, at the very minimum, the equivalent of the detailed GIS map coverage described below.

PHASE 1
The Database coverage area for Phase 1 is described graphically in Figure 1 below, where the area to be covered is depicted by the shaded area. The suburbs contained in the Phase 1 area are listed in Table 1 below. In the event of a discrepancy arising between Figure 1 and Table 1, the information contained in Figure 1 shall prevail. [redacted]

Figure 1 appears on the next page of this attachment.

Figure 1:  Graphic Description of Phase 1 Coverage Area

Table 1:  Municipal suburbs contained in Phase 1

                  RANDBURG
                  RANDBURG NORTH
                  SANDTON
                  MODDERFONTEIN
                  WATERVAL
                  MIDRAND (partial)
                  CENTURION (partial)
                  PRETORIA (partial)

PHASE 2

The incremental Database coverage area for Phase 2 will contain the areas described graphically in Figure 2 below. The total Database coverage after completion of phase 2 will therefore include the area already covered by Phase 1 above as well as the incremental coverage area depicted by the shaded area described as "PHASE 2 AREA" in the Legend key in Figure 2 below. In addition to the suburbs listed in Table 1 above, the Phase 2 area will contain the suburbs listed in Table 2 below. In the event of a discrepancy arising between Figure 2 and Table 2, the information contained in Figure 2 shall prevail. [redacted].

Figure 2 appears on the next page of this attachment.

Figure 2:  Graphic Description of Phase 2 Coverage Area

Table 2: Municipal suburbs contained in Phase 2 incremental to those already contained in Phase 1

                  AKASIA
                  ALBERTON
                  BEDFORDVIEW
                  BENONI
                  BENONI 1
                  BOKSBURG
                  BRAKPAN
                  CENTURION
                  EDENVALE
                  GERMISTON
                  JOHANNESBURG
                  JOHANNESBURG SOUTH EAST
                  JOHANNESBURG SOUTH WEST
                  KEMPTON PARK
                  KRUGERSDORP
                  LEEUKOP
                  MIDRAND
                  MODDERFONTEIN
                  NIGEL
                  PRETORIA
                  RANDBURG
                  RANDBURG NORTH
                  RANDFONTEIN
                  ROODEPOORT
                  ROODEPOORT SOUTH
                  SANDTON
                  SOWETO
                  SPRINGS
                  WATERVAL

ANNEXURE "B"
DEVELOPMENT, DELIVERY AND PAYMENT SCHEDULES

The delivery and payment schedules set out in sections a) and b) below relate to the following key milestones:

Commencement: Substantial commencement of processing by NAVTECH of the GIS database for each defined area.

Completion of field capture: completion of field work (consisting of capture of navigation attributes and additional road geometry) for each defined area. Subsequent quality control may necessitate field validation and checking subsequent to completion of this phase.

Acceptance Testing: Means the successful testing of the Database by BMW in accordance with Annexure "C" (which will be conducted following successful validation of the pre-release Database for NAVTECH by VDO).

a)   Development and Delivery Timetable for Database

     Phase 1

          [redacted]

     Phase 2

          [redacted]

     Phase 3

          [redacted]

b)   Payment Schedules for Database Development Milestones

     Phase 1

          [redacted]

     Phase 2

          [redacted]


     Phase 3

          [redacted]
                                                           ------------
                                                  TOTAL:    [redacted]

ANNEXURE "C"

BMW ACCEPTANCE TESTING

The following acceptance procedure will be followed for each Database:

1.   [redacted]

2.   [redacted]

3.   [redacted]

4.   [redacted]

5.   [redacted]

6.   [redacted]


[redacted]

1.   [redacted]

2.   [redacted]

3.   [redacted]

[redacted]

ANNEXURE "D"
BMW (SOUTH AFRICA)(PTY)LTD.

LOAN VEHICLE ACCEPTANCE & INDEMNITY.

In favour of: BMW (SOUTH AFRICA)(PTY)LTD.

I, the undersigned, hereby acknowledge receipt of a loan vehicle.

I warrant that the vehicle will only be driven by persons with valid drivers' licences and hereby waive any claim of whatsoever nature against BMW(South Africa)(Pty)Ltd. and/or any of its employees arising from the driving of said vehicle.

I will be solely liable for all fines or penalties imposed as a result of any traffic violation or for any statutory offence committed whilst the vehicle is under loan in terms of this agreement.

The vehicle is fully insured by BMW (South Africa) (Pty) Ltd. but I hereby agree to be liable for a first amount payable (Excess) of 5 % of the loss and /or damage amount.


SIGNED at ...........................this .............day of ............1999.


SIGNATURE:..........................

PLEASE PRINT CLEARLY

FIRST NAME:.........................  SURNAME:..............................

NAME OF COMPANY:............................................................

POSTAL ADDRESS OF COMPANY:..................................................

                                             ...............................

                                             ...............................

Telephone No...........................  FAX No................................


VEHICLE DETAILS: Model Type:................Registration No....................